As filed with the Securities and Exchange Commission on February ___, 2002
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             -----------------------

                          DATA SYSTEMS & SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

   DELAWARE                                                      22-2786081
   (State of                                                   (I.R.S. Employer
incorporation)                                               Identification No.)

                                  200 ROUTE 17
                                MAHWAH, NJ 07430
                                 (201) 529-2026
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  -------------

             Data Systems & Software Inc. 1994 Stock Incentive Plan
                            (Full title of the plan)

                                  -------------

                               GEORGE MORGENSTERN
                          DATA SYSTEMS & SOFTWARE INC.
                                  200 ROUTE 17
                            MAHWAH, NEW JERSEY 07430
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                              SHELDON KRAUSE, ESQ.
                        EHRENREICH EILENBERG & KRAUSE LLP
                               11 EAST 44TH STREET
                     NEW YORK, NEW YORK 10017 (212) 986-9700

                                  -------------

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                                Proposed Maximum    Proposed Maximum    Amount of
                 Title of                     Amount to be       Offering Price        Aggregate      Registration
       Securities to be Registered             Registered           Per Share        Offering Price        Fee
===================================================================================================================
 Common Stock, par value $.01 per share     250,000(1), (2)          $5.45(3)          $1,362,500        $325.64
 -------------------------------------------------------------------------------------------------------------------
                                   Total:   250,000                    --              $1,362,500        $325.64
 ===================================================================================================================

(1) Pursuant to Instruction E of Form S-8, we are filing this Registration Statement to register additional shares of our common stock issuable in the future pursuant to options and other awards that may be hereafter granted under our 1994 Stock Incentive Plan, for which we previously filed a Registration Statement with the Securities and Exchange Commission on October 16, 1998 (Registration No. 333-65799).

(2) Represents shares that may be issued pursuant to restricted stock awards or upon the exercise of options that may hereafter be granted pursuant to our 1994 Stock Incentive Plan. Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement also registers an indeterminate number of additional shares of our common stock that may become issuable pursuant to provisions of our 1994 Stock Incentive Plan relating to adjustments for recapitalization, stock dividends, etc.

(3) Calculated solely for the purpose of determining the registration fee pursuant to Rules 457(c) and 457(h)(1) based upon the average of the high and low sales price of our common stock, as quoted through NASDAQ National Market, on February 5, 2002.

                                EXPLANATORY NOTE


     We are filing this registration statement in accordance with Instruction E to Form S-8 to register additional shares of our common stock that may be issuable pursuant to future grants of options and other awards under our 1994 Stock Incentive Plan, for which we previously filed a registration statement with the Securities and Exchange Commission on October 16, 1998 (Registration No. 333-65799).

     The  contents  of  our  1998  registration   statement,   Registration  No.
333-65799, are incorporated by reference into this registration statement. This Registration Statement contains the following:

     o    Required opinions and consents;

     o Any information required by Form S-8 that was not required in our October 1998 registration statement; and

     o    A revised reoffer prospectus (filed as an exhibit).

     As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plan as required by Rule 428(b) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant, Data Systems & Software Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

     (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed on April 2, 2001, as amended by Amendment No. 1 on Form 10-K/A filed on April 30, 2001 and amended by Amendment No. 2 on Form 10-K/A filed on May 15, 2001.

     (2) Our Quarterly Report on Form 10-Q for the three months ended March 31, 2001, filed on May 15, 2001.

     (3) Our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2001, filed on August 7, 2001.

     (4) Our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2001, filed on November 14, 2001;

     (5) Our Current Report on Form 8-K dated October 31, 2001, filed on November 2, 2001;

     (6) Our Current Report on Form 8-K dated December 13, 2001, filed on December 28, 2001;

     (7) The description of the Company's common stock contained in our Registration Statement on Form 8-A, declared effective by the SEC on February 11, 1992, which was filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description; and

     (8) The description of our Common Stock Purchase Rights contained in our Registration Statement on Form 8-A, dated March 22, 1996, which was filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8. Exhibits.

Exhibit No.         Description of Exhibit
-----------         ----------------------

      5.1      Opinion of Ehrenreich Eilenberg & Krause LLP.

      23.1     Consent of KPMG LLP.

      23.2     Consent of Deloitte & Touche LLP.

      23.3     Consent of  Ehrenreich  Eilenberg & Krause LLP  (included in
               Exhibit 5.1 hereto).

      24.1     Powers of  Attorney   (included on  the signature  page  of  this
               Registration Statement).

      99.1     Reoffer Prospectus on Part I of Form S-3.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, State of New Jersey, on January 31, 2002.

                                        DATA SYSTEMS & SOFTWARE INC.


                                        By: s/George Morgenstern
                                            -------------------------------
                                            George Morgenstern
                                            Chairman of the Board, President
                                            and Chief Executive Officer


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints George Morgenstern and Sheldon Krause, and each of them, his true and lawful attorneys-in-fact and agents, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying all that said attorneys-in-fact and agents or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons on behalf of the Registrant, in the capacities and on the dates indicated.

           Signature                                   Title                                      Date
           ---------                                   -----                                      ----

s/George Morgenstern                      Chairman of the Board; President;
---------------------------------
     George Morgenstern                   Chief Executive Officer; Director                   January 31, 2002


s/Yacov Kaufman                           Vice President; Chief Financial                     January 31, 2002
---------------------------------
     Yacov Kaufman                        Officer; Principal Financial Officer;
                                          Principal Accounting Officer


s/Robert L. Kuhn                          Director                                            January 31, 2002
---------------------------------
     Robert L. Kuhn

           Signature                                   Title                                      Date
           ---------                                   -----                                      ----

s/Allen I. Schiff                         Director                                            January 31, 2002
---------------------------------
     Allen I. Schiff


                                          Director                                            January 31, 2002
---------------------------------
     Maxwell M. Rabb


s/Shlomie Morgenstern                     Director                                            January 31, 2002
---------------------------------
     Shlomie Morgenstern


s/Sheldon Krause                          Director                                            January 31, 2002
---------------------------------
     Sheldon Krause


s/Howard Gutzmer                          Director                                            January 31, 2002
---------------------------------
     Howard Gutzmer


s/Susan Malley                            Director                                            January 31, 2002
---------------------------------
     Susan Malley